4Q25 Financial Results January 21, 2026

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," "guidance" or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin, mortgage originations, mortgage servicing rights, and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources, and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers; • A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

4Q25 and FY2025 GAAP summary

$s in millions	4Q25	3Q25	4Q24	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2025	Full Year 2024	2025 vs. 2024 $/bps	2025 vs. 2024 %
Net interest income	$1,537	$1,488	$1,412	$ 49	3 %	$125	9 %	$ 5,853	$ 5,633	$ 220	4 %
Noninterest income	620	630	574	(10)	(2)	46	8	2,394	2,176	218	10
Total revenue	2,157	2,118	1,986	39	2	171	9	8,247	7,809	438	6
Noninterest Expense	1,343	1,335	1,316	8	1	27	2	5,311	5,234	77	1
Pre-provision profit	814	783	670	31	4	144	21	2,936	2,575	361	14
Provision for credit losses	137	154	162	(17)	(11)	(25)	(15)	608	687	(79)	(11)
Income before income tax expense	677	629	508	48	8	169	33	2,328	1,888	440	23
Income tax expense	149	135	107	14	10	42	39	497	379	118	31
Net income	$ 528	$ 494	$ 401	$ 34	7 %	$127	32 %	$ 1,831	$ 1,509	$ 322	21 %
Preferred dividends/other[1]	39	37	34	2	5	5	15	143	137	6	4
Net income available to common stockholders	$ 489	$ 457	$ 367	$ 32	7 %	$122	33 %	$ 1,688	$ 1,372	$ 316	23 %
$s in billions											
Average interest-earning assets	$199.2	$197.6	$196.6	$ 1.6	1 %	$ 2.6	1 %	$ 197.0	$ 198.1	$ (1.0)	(1) %
Average deposits	$179.9	$176.0	$174.3	$ 3.9	2 %	$ 5.6	3 %	$ 175.7	$ 174.5	$ 1.2	1 %
Performance metrics											
Net interest margin	3.06 %	2.99 %	2.86 %	7 bps		20 bps		2.97 %	2.84 %	13 bps	
Net interest margin, FTE[2]	3.07	3.00	2.87	7		20		2.98	2.85	13	
Loan-to-deposit ratio (period-end)	77.8	78.3	79.6	(42)		(181)		77.8	79.6	(181)	
ROTCE	12.2	11.7	10.4	43		182		11.2	9.8	139	
Efficiency ratio	62.2	63.0	66.3	(79)		(403)		64.4	67.0	(263)	
Noninterest income as a % of total revenue	29 %	30 %	29 %	(100) bps		(15) bps		29 %	28 %	117 bps	
Full-time equivalent colleagues	17,398	17,496	17,287	(98)	(1)	111	1	17,398	17,287	111	1 %
Operating leverage					1.28 %		6.60 %				4.14 %
Per common share											
Diluted earnings	$ 1.13	$ 1.05	$ 0.83	$0.08	8 %	$0.30	36 %	$ 3.86	$ 3.03	$ 0.83	27 %
Tangible book value	$38.07	$36.73	$32.34	$1.34	4 %	$5.73	18 %	$ 38.07	$ 32.34	$ 5.73	18 %
Average diluted shares outstanding (in millions)	434.1	435.5	444.8	(1.4)	— %	(10.8)	(2) %	436.9	453.5	(16.6)	(4) %

3

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 40.

4Q25 and FY2025 Underlying financial summary(1)

$s in millions	4Q25	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2025	Full Year 2024	2025 vs. 2024 $/bps	2025 vs. 2024 %
Net interest income	$ 1,537	$ 49	3 %	$ 125	9 %	$ 5,853	$ 5,633	$ 220	4%
Noninterest income	620	(10)	(2)	56	10	2,394	2,161	233	11
Total revenue	2,157	39	2	181	9	8,247	7,794	453	6
Noninterest expense	1,343	8	1	51	4	5,311	5,078	233	5
Pre-provision profit	814	31	4	130	19	2,936	2,716	220	8
Provision for credit losses	137	(17)	(11)	(25)	(15)	608	687	(79)	(11)
Net income available to common stockholders	$ 489	$ 32	7 %	$ 111	29 %	$ 1,688	$ 1,470	$ 218	15%
Performance metrics									
Diluted EPS	$ 1.13	$ 0.08	8 %	$ 0.28	33 %	$ 3.86	$ 3.24	$ 0.62	19%
Efficiency ratio	62.2 %	(79) bps		(312) bps		64.4	65.2	(75) bps	
Noninterest income as a % of total revenue	29 %	(100) bps		21 bps		29 %	28 %	130 bps	
ROTCE	12.2 %	43 bps		152 bps		11.2 %	10.5 %	69 bps	
Tangible book value per share	$ 38.07	$ 1.34	4 %	$ 5.73	18 %	$ 38.07	$ 32.34	$ 5.73	18%

Notable items impacts	4Q25 Pre-tax	4Q25 EPS	3Q25 Pre-tax	3Q25 EPS	4Q24 Pre-tax	4Q24 EPS	FY2025 Pre-tax	FY2025 EPS	FY2024 Pre-tax	FY2024 EPS
($s in millions except per share data)										
Integration-related	$ —	$ —	$ —	$ —	$ (2)	$ —	$ —	$ —	$ (10)	$ (0.02)
TOP/Other	—	—	—	—	(12)	(0.02)	—	—	(131)	(0.19)
Total	$ —	$ —	$ —	$ —	$ (14)	$ (0.02)	$ —	$ —	$ (141)	$ (0.21)

4

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 40.

4Q25 financial performance detail

$s in millions	(A) Legacy Core[1]	(B) Private Bank	(C) = (A) + (B) Core	(D) Non-Core[2]	(E) = (C) + (D) Total CFG
Net interest income	$1,423	$118.3	$1,541	$(4)	$1,537
Noninterest income	593	23.7	617	3	620
Total revenue	2,016	141.9	2,158	(1)	2,157
Noninterest Expense	1,248	85.7	1,334	9	1,343
Pre-provision profit	768	56.2	824	(10)	814
Provision for credit losses	133	—	133	4	137
Income before income tax expense	635	56.2	691	(14)	677
Income tax expense	138	14.2	153	(4)	149
Net income	497	42.0	539	(11)	528
Preferred dividends/other	39	—	39	—	39
Net income available to common stockholders	$458	$42.0	$500	$(11)	$489
Contribution to total CFG Diluted EPS	$1.06	$0.10	$1.16	$(0.03)	$1.13
$s in billions					
Interest-earning assets (spot)	$191	$7.2	$198	$2.5	$201
Loans (spot)	133	7.2	140	2.5	143
Deposits (spot)	169	14.5	183	—	183
Risk-weighted assets (spot)	161	7.6	169	2.5	171
Performance metrics:					
Net interest margin, FTE[3]	2.98%	---	3.12%	(0.61)%	3.07%
Loan-to-deposit ratio (spot)	78.8	49.5	76.5	---	77.8
CET1 capital ratio[4]	11.3	---	10.8	---	10.6
ROTCE	11.4	---	12.4	---	12.2
Efficiency ratio	61.9	60.4	61.8	---	62.2
Noninterest income as a % of total revenue	29.4	16.7	28.6	---	28.7

See pages 41-43 for notes.

5

2025 financial performance detail

$s in millions	(A) Legacy Core[1]	(B) Private Bank	(C) = (A) + (B) Core	(D) Non-Core[2]	(E) = (C) + (D) Total CFG
Net interest income	$5,515	$369.2	$5,884	$(31)	$5,853
Noninterest income	2,311	72.6	2,384	10	2,394
Total revenue	7,827	441.8	8,268	(21)	8,247
Noninterest Expense	4,980	279.0	5,259	52	5,311
Pre-provision profit	2,847	162.8	3,010	(74)	2,936
Provision for credit losses	561	—	561	47	608
Income before income tax expense	2,285	162.8	2,448	(120)	2,328
Income tax expense	486	41.2	527	(30)	497
Net income	1,799	121.6	1,921	(90)	1,831
Preferred dividends/other[3]	143	—	143	—	143
Net income available to common stockholders	$1,656	$121.6	$1,778	$(90)	$1,688
Contribution to total CFG Diluted EPS	$3.79	$0.28	$4.07	$(0.21)	$3.86
$s in billions					
Interest-earning assets (spot)	$191	$7.2	$198	$2.5	$201
Loans (spot)	133	7.2	140	2.5	143
Deposits (spot)	169	14.5	183	—	183
Risk-weighted assets (spot)	161	7.6	169	2.5	171
Performance metrics:					
Net interest margin, FTE[4]	2.95%	---	3.07%	(0.68)%	2.98%
Loan-to-deposit ratio (spot)	78.8	49.5	76.5	---	77.8
CET1 capital ratio[5]	11.3	---	10.8	---	10.6
ROTCE	11.0	---	11.8	---	11.2
Efficiency ratio	63.6	63.1	63.6	---	64.4
Noninterest income as a % of total revenue	29.5	16.4	28.8	---	29.0

See pages 41-43 for notes.

6

FY2025 and 4Q25 Overview[1]

Strong FY2025 and 4Q25 results

- 4Q25 EPS of $1.13, up 36% YoY reflects strong PPNR growth
- ROTCE of 12.2%, up 43 bps QoQ, and 152 bps YoY on an Underlying basis
- PPNR of $814 million, up 4% QoQ; up 19% YoY on an Underlying basis
  - NII up 3.3% QoQ as NIM continues to expand, up 7 bps to 3.07%
  - Strong fee performance led by Wealth, up 5% QoQ and 31% YoY; Capital Markets up 16% YoY
  - Positive operating leverage of 1.3% QoQ, and 5.2% YoY on an Underlying basis; efficiency ratio improved 79 bps to 62.2%
- 2025 EPS of $3.86, up 19% on an Underlying basis; Private Bank $0.28, or ~7% earnings contribution
  - Wealth fees up 22% and Capital Markets up 9% driving strong fee performance, up 11%
  - Positive operating leverage of 1.2% on an Underlying basis

PPNR performance

	4Q25	QoQ	*YoY[1]*
NII	$ 1,537	3.3%	*8.9%*
Fees	620	(1.6)	*9.9*
Expenses	1,343	0.6	*3.9*
PPNR	$ 814	4.0%	*19.0%*

Maintaining a strong capital and liquidity position

- Maintained a strong capital position while continuing to repurchase shares
  - CET1 ratio of 10.6%[2]; 9.5% adjusted for AOCI opt-out removal
  - Share repurchases of $600 million in FY2025, with total shareholder payout ratio of 80%
- Strong liquidity profile; spot LDR of 77.8%; average deposits up ~$4 billion, or 2% QoQ driven by growth in Private Bank and Commercial
  - Private Bank spot deposits of $14.5 billion
  - Interest-bearing deposit costs down 15 bps QoQ

Positive trends in loans and credit

- Loans up 1% QoQ with growth led by Private Bank and Commercial, as Non-Core runoff and balance sheet optimization impacts lessen
- Continuing favorable credit trends with net charge-offs of 43 bps, down 3 bps QoQ
- Strong ACL coverage of 1.53%, down slightly QoQ reflecting improved loan mix

Well positioned to achieve 16-18% ROTCE over the medium term

- Private Bank exceeded earnings and balance sheet targets for 2025, with strong momentum continuing into 2026, adding wealth teams and opening new PBOs; achieved ~25% ROE[3] for 2025 and expect to maintain 20-25% over the medium term
- Good visibility and confidence in driving NIM to 3.30-3.50% and NII higher over the medium term
- Strong execution of strategic initiatives (Private Bank, NYC Metro, Private Capital, Payments) continues
- TOP 10 achieved ~$100 million pre-tax run-rate benefit as of year-end 2025; launched *Reimagine the Bank* (multi-year transformational program) that targets ~$450 million of pre-tax run-rate benefit by year-end 2028

7

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 40.

8 3.00% 0.02% 0.01% 0.01% 0.03% 3.07% 3Q25 Non-Core impact Terminated Swaps Fixed-rate asset repricing Balance sheet mix and pricing 4Q25 $196.6B $195.1B $196.3B $197.6B $199.2B $1,412 $1,391 $1,437 $1,488 $1,537 2.87% 2.90% 2.95% 3.00% 3.07% 4Q24 1Q25 2Q25 3Q25 4Q25 ■ NII up 3.3%, reflects higher NIM and a 1% increase in average interest-earning assets – NIM of 3.07%, up 7 bps QoQ, reflecting the time-based benefits of Non-Core runoff and lower terminated swap impacts, fixed-rate asset repricing and improved funding costs, partially offset by lower asset yields ■ Interest-earning assets yield of 4.86%, down 6 bps ■ Interest-bearing deposit costs down 15 bps to 2.20%; cumulative interest-bearing deposit down-beta of ~48% ■ Total deposit costs down 12 bps to 1.72%; total cost of funds down 15 bps to 1.90% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 3Q25 to 4Q25 $s in millions, except earning assets Time-based NIM benefits *

Noninterest income[1]

Noninterest income details

$s in millions	4Q25	3Q25	4Q24	$ Q/Q	$ Y/Y
Service charges and fees	$ 112	$ 112	$ 109	$ —	$ 3
Capital markets fees	140	166	121	(26)	19
Wealth fees	98	93	75	5	23
Card fees	86	87	86	(1)	—
Mortgage banking fees	52	49	60	3	(8)
FX and derivative products	34	42	35	(8)	(1)
Letter of credit and loan fees	49	48	45	1	4
Securities gains, net	7	2	4	5	3
Other income[2]	42	31	29	11	13
Noninterest income, underlying	$ 620	$ 630	$ 564	$ (10)	$ 56
Notable items [3]	—	—	10	—	(10)
Noninterest income, reported	$ 620	$ 630	$ 574	$ (10)	$ 46

Noninterest income

$s in millions

+10% YoY

-2% QoQ



$574
$564
$544
$600
$630
$620
4Q24
1Q25
2Q25
3Q25
4Q25
Underlying
Notable items

Linked Quarter

- Noninterest income of $620 million, down 2%
  - Capital markets fees decreased $26 million relative to an exceptional third quarter. Several M&A and equity deals pushed into 2026 given impacts associated with the government shutdown
  - Wealth fees increased $5 million to an all-time high, given an increase in advisory fees, primarily driven by net inflows and market appreciation
  - Mortgage banking fees increased $3 million, as higher MSR valuation results, net of hedge impact, were largely offset by lower servicing
  - FX and derivative products decreased $8 million primarily reflecting lower client interest rate hedging activity in anticipation of lower rates
  - Other income increased $11 million, reflecting favorable performance across several small revenue items

Year-Over-Year

- Underlying noninterest income of $620 million, up 10%
  - Capital markets fees increased $19 million, or 16%, driven by higher debt and equity underwriting fees and higher loan syndication fees, partially offset by lower M&A fees
  - Wealth fees increased $23 million, or 31%, primarily reflecting growth in AUM, mainly from net inflows
  - Other income increased $13 million, reflecting favorable performance across several small revenue items

9

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 40.

Noninterest expense[1]

Noninterest expense details

$s in millions	4Q25	3Q25	4Q24	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 716	$ 705	$ 657	$ 11	$ 59
Equipment & software	199	197	190	2	9
Outside services	148	161	166	(13)	(18)
Occupancy	109	106	107	3	2
Other operating expense	171	166	172	5	(1)
Noninterest expense, underlying	$ 1,343	$1,335	$1,292	$ 8	$ 51
Notable items [1]	—	—	24	—	(24)
Noninterest expense, reported	$ 1,343	$1,335	$1,316	$ 8	$ 27
Full-time equivalents (FTEs)	17,398	17,496	17,287	(98)	111

Noninterest expense



$s in millions
65.4%
67.9%
64.8%
63.0%
62.2%
$1,316
$1,292
$1,314
$1,319
$1,335
$1,343
4Q24
1Q25
2Q25
3Q25
4Q25
Underlying
Notable items
Efficiency ratio, underlying

Linked Quarter

- Noninterest expense of $1.3 billion, up 0.6%
  - Salaries and benefits increased $11 million, reflecting hiring related to the Private Bank and Private Wealth buildout, higher incentive compensation and medical benefit costs
  - Outside services decreased $13 million, primarily driven by lower technology costs
  - Other operating expense increased $5 million, reflecting seasonal factors

Year-Over-Year

- Underlying noninterest expense of $1.3 billion, up 4%
  - Salaries and benefits increased $59 million, reflecting hiring related to the Private Bank and Private Wealth buildout, strong Capital Markets fee performance, and increased medical benefit costs
  - Equipment and software increased $9 million, reflecting technology investments
  - Outside services decreased $18 million, primarily driven by lower vendor-related costs

10

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 40.

Loans and leases

Period-end loans and leases


$s in billions
$139.2
$137.6
$139.3
$140.9
$142.7
$132.3
$133.4
$135.7
$137.9
$140.2
~2% QoQ
$6.9
$4.2
$3.6
$3.0
$2.5
~17% QoQ
4Q24
1Q25
2Q25
3Q25
4Q25
Non-Core
Core

Average loans and leases


$s in billions
$140.9
$139.7
$138.8
$140.0
$141.8
5.35%
5.26%
5.31%
5.35%
5.29%
$133.5
$133.3
$134.9
$136.7
$139.1
~2% QoQ
$7.4
$6.4
$3.9
$3.3
$2.7
~17% QoQ
4Q24
1Q25
2Q25
3Q25
4Q25
Non-Core
Core
Loan yield

Linked Quarter

- Period-end loans up 1%; Core loans up 2%
  - Private Bank growth of $1.2 billion, driven primarily by multi-family and residential mortgage
  - Commercial* up ~$0.6 billion, or 1%, given net new money originations in corporate banking and higher commercial line utilization, partially offset by CRE paydowns
  - Retail* up $0.5 billion, driven by home equity and mortgage
  - Non-Core loans down $0.5 billion, reflecting continued auto runoff
- Average loans up 1%; Core loans up 2%
- Loan yield of 5.29%, down 6 bps QoQ reflecting lower rates

Year-Over-Year

- Period-end loans up $3.5 billion, or 3%, including Non-Core runoff of $4.5 billion; Core loans up $8.0 billion, or 6%
  - Private Bank growth of $4.0 billion, driven primarily by multi-family and residential mortgage
  - Retail* up $2.5 billion, driven by home equity and mortgage
  - Commercial* up $1.4 billion, given net new money originations and higher line utilization, partially offset by CRE paydowns
- Average loans up $0.8 billion, or 1%; Core loans up 4%

*Excludes Non-Core portfolio and Private Bank. See page 51 for details.

11

Deposit performance and cost of funds

Average deposits


$s in billions
$174.3
$172.7
$174.1
$176.0
$179.9
2.55%
2.37%
2.35%
2.35%
2.20%
2.02%
1.87%
1.85%
1.84%
1.72%
4Q24
1Q25
2Q25
3Q25
4Q25
Consumer
Commercial
Treasury/Other
Total deposit costs
Interest-bearing deposit costs

Period-end deposits


$s in billions
$174.8
$177.6
$175.1
$180.0
$183.3
4Q24
1Q25
2Q25
3Q25
4Q25
Consumer
Commercial
Treasury/Other

Linked Quarter

- Average deposits up $3.9 billion, or 2%, driven by growth in Private Bank, commercial, and retail, primarily across checking with interest, money market and DDA, partially offset by lower savings
- Period-end deposits up $3.3 billion, or 2%, driven primarily by Private Bank and retail
  - Private Bank deposits reached $14.5 billion at year end
- Interest-bearing deposit costs down 15 bps to 2.20%
  - Cumulative interest-bearing deposit down beta of ~48%
- Total deposit costs down 12 bps
- Total cost of funds down 15 bps

Year-Over-Year

- Average deposits up 3%
- Period-end deposits up $8.5 billion, or 5%, primarily reflecting growth of $7.5 billion in Private Bank and $3.5 billion in Commercial, partially offset by a ~$2.3 billion reduction in higher-cost Treasury brokered deposits
- Interest-bearing deposit costs down 35 bps
- Total deposit costs down 30 bps
- Total cost of funds down 33 bps

12

13 Branch deposits 47% Citizens Access 5% Private Bank/ Private Wealth 9% Business Banking 12% Commercial 26% Treasury/ Other 1% As of 12/31/25 Highly diversified and retail-oriented deposit base $183.3B Period-end deposits Peer Avg(1) Business mix Product mix Stable retail deposits(1) (excludes Private Bank/Private Wealth) 42% 42% 43% 21% 22% 22% 21% 20% 21% NIB Low-cost deposits 4Q24 3Q25 4Q25 % NIB and low-cost deposits (2) 55% 66% 65% 3Q25 3Q25 4Q25 See pages 41-43 for notes. NIB 22% Checking With Interest 20% Savings 9% Citizens Access Savings 4% Money Market 33% Time 12% As of 12/31/25

14 $162 $153 $164 $154 $137 $189 $200 $167 $162 $155 0.53% 0.58% 0.48% 0.46% 0.43% Provision for credit losses Net charge-offs Net c/o ratio 4Q24 1Q25 2Q25 3Q25 4Q25 0.51% Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs $1,664 $1,582 $1,524 $1,518 $1,504 $1,017 $983 $939 $933 $895 $647 $599 $585 $585 $609 136% 140% 145% 145% 145% Commercial Retail ACL to nonaccrual loans and leases 4Q24 1Q25 2Q25 3Q25 4Q25 Nonaccrual loans Net charge-offs associated with Non-Core transaction $175 Net charge-off ratio - excluding Non-Core transaction Commentary ■ Net charge-offs of $155 million, or 43 bps of average loans, down from $162 million, or 46 bps, in 3Q25 driven primarily by a decrease in commercial real estate ■ Nonaccrual loans are down slightly QoQ, reflecting a decrease in commercial real estate, partially offset by increases in C&I and residential real estate secured

Allowance for credit losses

Allowance for credit losses

$s in millions



Total ACL ratio
1.62%
1.61%
1.59%
1.56%
1.53%
$2,259
$2,212
$2,209
$2,201
$2,183
1.86%
1.86%
1.77%
1.74%
1.70%
1.39%
1.34%
1.39%
1.37%
1.35%
4Q24
1Q25
2Q25
3Q25
4Q25
Retail
Commercial
Retail ACL(1)
Commercial ACL(1)

Commentary

- The allowance for credit losses decreased slightly given improving loan mix, primarily reflecting the Non-Core portfolio reduction, reduced CRE and lower loss-content originations
- The economic forecast supporting the allowance contemplates a mild recession and was relatively stable to the prior quarter
  - In addition, we apply a more severe scenario against areas of concern, such as General Office

CRE General Office reserve

	4Q25		3Q25	
Balance ($B)	$ 2.42		$ 2.52	
ACL ($MM; % coverage)	$ 260	10.8 %	$ 314	12.4 %
Cumulative NCOs* ($MM)	$ 565		$ 527	

*Cumulative losses since 3/31/23

General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~70%
Avg. loss severity (%)	~38%
Default rate (%)	~28%
General Office ACL coverage	10.8%
Allowance for credit losses	$260 million

- CRE General Office portfolio of $2.42 billion, down modestly QoQ reflecting paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - ACL coverage for CRE General Office of 10.8% compares with 12.4% in 3Q25
  - NCOs of~$565 million since March 31, 2023 plus the current ACL balance of $260 million equates to a potential loss rate of ~20%** on this portfolio, stable with 3Q25

*** Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

See pages 41-43 for notes.

15

Strong capital position

$s in billions (period-end)	4Q24	1Q25	2Q25	3Q25	4Q25
Basel III basis[1]					
Common equity tier 1 capital	$ 17.9	$ 17.8	$ 17.8	$ 18.0	$ 18.2
Risk-weighted assets	$165.7	$166.9	$168.0	$168.9	$171.5
Common equity tier 1 ratio	**10.8 %**	**10.6 %**	**10.6 %**	**10.7 %**	**10.6 %**
Tier 1 capital ratio	**12.1 %**	**11.9 %**	**11.9 %**	**11.9 %**	**11.9 %**
Total capital ratio	**14.0 %**	**13.9 %**	**13.8 %**	**13.9 %**	**13.8 %**
Tangible common equity ratio	6.8 %	7.0 %	7.2 %	7.4 %	7.5 %

CET1 ratio remains strong[2]

	CET1	TBV/share $	TBV/share %
3Q25	**10.68%**	**$36.73**	
Net Income	0.31	1.23	3.3%
Common and preferred dividends	(0.14)	(0.56)	(1.5)
RWA increase	(0.16)		
Treasury stock	(0.07)	(0.09)	(0.2)
Goodwill and intangibles	—	0.01	—
AOCI	—	0.69	1.9
Other	0.02	0.06	0.2
Total change	(0.04)	1.34	3.6%
4Q25	**10.64%**	**$38.07**	

Highlights

- 4Q25 CET1 ratio of 10.6%
  - 9.5% CET1 ratio adjusted for AOCI opt-out removal
- TBV/share of $38.07, up 4% QoQ, reflects higher net income and AOCI benefit from lower long-term rates
  - Tangible common equity ratio of 7.5%, up 10 bps QoQ
- Total capital returned to shareholders was $326 million in 4Q25
  - Paid $201 million in common dividends to shareholders
  - Repurchased $125 million of common stock at a weighted-average price of $53.36
- Total capital returned to shareholders was $1.4 billion for FY2025, a total shareholder payout ratio of 80%
  - Repurchased $600 million of common stock, representing ~13.5 million shares, or ~3% of outstanding shares at the beginning of the year, at a weighted-average price of $44.55

See pages 41-43 for notes.

16

Transformed Consumer Bank

Significant investments over the years have resulted in a higher-quality retail deposit franchise

Strong deposit franchise grounded in primary relationships and high-quality customer growth

Differentiated lending platform with focus on **building relationships**

Significant potential to **scale NY Metro** and capture more affluent households

~54%
Of households* are **mass affluent and above**[1]
(Nov '25)

~29%
Growth in **average deposit balances** per household*
(Dec '19-Dec '25)

Industry-leading HELOC growth

HELOC journey with Citizens FastLine enabled by advanced analytics and digital innovation

~11% CAGR growth in home equity loans since 2022

Launched continuum of Card products in 2025


Citizens
Citizens
Citizens
Citizens

$s in billions

Retail deposits NYC Metro


Up ~5%
$10.8
$11.3
4Q24
4Q25



Key priorities over the next 12-18 months

- Reposition branch network to accelerate attractive deposit growth
- Deepen household relationships with Wealth, HELOC, Card
- Drive significant enhancements to digital experience with new mobile app in 1Q26

*Household defined as retail branch checking households; excludes Citizens Access, Business Banking and Private Bank

See pages 41-43 for notes.

17

18 Best-positioned Commercial Bank Delivering results Strong league table results Middle market bookrunner by volume for 2025(2) Sponsor #4 Overall #6 Revenue CAGR 2015 to 2025 Total Commercial Banking fees Record Capital Markets fees in 2025 Up 9% YoY Strong pipelines across M&A, debt and equity underwriting, and loan syndications ■ Multi-year investments in talent, capabilities, industry expertise to serve clients through their life cycle ■ Built out global markets, securities businesses, advisory and wealth capabilities ■ Expanded focus on a targeted group of key growth industry vertical sectors to offer a more dedicated and tailored approach for clients ■ Enhanced Treasury Solutions; delivering integrated payments platforms Focused on high-growth markets Fully-integrated client coverage Built a formidable full-service commercial bank ■ Expanded to a national focus; growing client base and continued expansion in high-potential geographies NYC Metro, Florida and California – Middle market loan growth up 37% YoY across these markets ■ Poised for additional upside in Capital Markets ■ Investing for growth opportunities in Commercial Payments ■ Developed full-service capabilities for private capital ■ Strong integrated coverage model serving middle market, mid-corporate and private capital ■ Collaborating with Private Bank/Private Wealth to deliver full product suite ■ Expanding leveraged finance and M&A opportunities across middle market, sponsor client base ■ Looking to leverage digitization and AI to unlock the next wave of efficiency and improve client experience Focused on middle market, mid-corporate, sponsor clients Best Bank for Treasury and Cash Management 2025; eighth consecutive year AMERICAN BANKER Innovation of the Year Award for our work in Open Banking and APIs 2015 2025 +9% 2025 Commercial Payments revenue Up 8%(1) 2025 Best New Embedded Finance Platform category See pages 41-43 for notes.

Private Bank buildout - financial update

Performed well against 2025 targets with accelerating momentum

Delivering financial impact

- ~7% earnings contribution to total CFG in 2025, ahead of original expectation of 5%+
- Performed very well against year-end targets, exceeding $12 billion deposits and $7 billion loans; Client Assets of $10 billion, modestly below target; strong momentum continuing into 2026
- Achieved ROE of ~25%[1] for 2025 and expect to maintain 20-25% target over the medium term



Deposits
$s in billions
Avg
Spot
$6.5
$7.0
$10.7
$12.5
$13.1
$14.5
4Q24
3Q25
4Q25

- ~36% DDA; ~2.15% total deposit cost, down ~17 bps QoQ
- Continued strong client growth in Q4 with ~$2.5 billion increase in average deposits; $2.0 billion spot growth



Loans
$s in billions
Avg
Spot
$2.6
$3.1
$5.3
$5.9
$6.3
$7.2
4Q24
3Q25
4Q25

- Avg. portfolio yield ~6.3%; ~4.1% spread over deposit cost
- 4Q25 loan growth driven by commercial, primarily multi-family and higher C&I line utilization, as well as growth in residential mortgage



Client Assets(2)
As of period end;
$s in billions
$4.8
$4.7
$9.0
$7.6
$10.0
$8.6
4Q24
3Q25
4Q25
AUM(3)
Transactional assets(4)

- 10 advisor teams added since launch across key markets
  - New York, San Francisco, Boston, South Florida, Southern California
- Total Client Assets of $10.0 billion at 4Q25 includes transactional assets of $1.4 billion

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 40.

19

20 $1.2 $7.0 $14.5 2023 2024 2025 $0.4 $4.8 $10.0 $4.7 $8.6 Transactional AUM 2023 2024 2025 Private Bank - building a sustainable, growing high-quality franchise See pages 41-43 for notes. As of year-end; $s in billions Deposits $0.3 $3.1 $7.2 2023 2024 2025 2026 Target 2026 Target 2026 Target EPS contribution expected to increase from ~7% in 2025 to mid-teens medium term while maintaining a 20-25% ROE(1) profile Loans Client Assets(2) ~$18-20B ~$11-13B ~$16-20B Expanding PBOs Opened: 7 Private Bank Offices opened to date; plan to add ~4 by YE2026 Scaling the team ■ ~575 FTE at YE2025; expect to approach ~700+ by end of 2026 ■ 10 Private Wealth teams added to date; strong pipeline for additional teams in 2026 ■ Co-locating Private Wealth teams in all Private Bank markets Boston, MA Menlo Park, CA (1H26) Palm Beach, FL West Palm Beach, FL (1H26) San Francisco, CA Laurel Village, CA (1H26) Mill Valley, CA Greenwich, CT (2H26) New York, NY San Diego, CA Newport Beach, CA Coming soon: Continuing to invest in talent; strong pipeline (3) (4)

Reimagine the Bank - positioning Citizens to win long term

- Leverage rapid advances in technology to reshape how we serve customers and how we run the bank
  - Deliver meaningful improvement in consumer CX/NPS
  - Drive a step-change improvement in productivity and efficiency
- Business model simplification to drive focus and further cost improvements

5 broad themes to *Reimagine the Bank* program across ~50 initiatives
(select initiatives below)

Theme	Initiatives		
E2E customer operations redesign	Call center consolidation with artificial agents	Commercial digital onboarding	Consumer operations automation
Modernizing technology delivery and stack	Software development productivity with AI	Simplification and modernization of tech stack	
Risk and analytics	Enhancement of fraud detection with AI	Credit intelligence and decisioning	Streamlining of KYC/AML processing
Business model simplification	Vendor optimization	Corporate facilities rationalization	Modernization of organization design
Customer-facing enhancements	Retail Network Transformation	AI Powered Banker	Digital advisors

Example outcomes

Efficiency
- ↓ 50% Call center volume
- ↓ ~6-8% Vendor costs

Productivity
- ↑ 5x Engineering throughput
- ↓ 70-80% Commercial loan manual processing

Growth/Customer experience
- ↓ 10% Consumer customer attrition
- ↓ 70% Time to onboard commercial clients

21

Reimagine the Bank - current projection of financial impacts

Commentary

- Project fully phased in pre-tax run-rate benefits of ~$450 million by 4Q28
  - Two-thirds of this benefit relates to expenses, which equates to ~5% of the 2025 expense base
  - *Reimagine the Ban*k is projected to have a ~2% positive ROTCE impact in 2028 before implementation costs and any business reinvestment
- Minimal impact from implementation costs in 2026 by prioritizing initiatives with faster payback
  - ~$50 million of implementation costs largely offset by ~$45 million of pre-tax benefit for FY2026
  - $0.01-$0.02 dilutive to EPS in 1H26 inclusive of implementation costs; $0.01-$0.02 accretive in 2H26
- Positive net pre-tax benefits of ~$50 million in 2027 and ~$225 million in 2028 before any business reinvestment
- Will continue to add new initiatives to *Reimagine the Bank* over time, providing further upside

$s in millions	2026	*4Q26 exit rate*	2027	*4Q27 exit rate*	2028	*4Q28 exit rate*
Pre-tax run-rate benefit *(annualized)*	~$45	~$100	~$150+	~$200+	~$325+	~$450
% Benefit mix (*Expense* / *Revenue*)	~90% / ~10%			~70% / ~30%		~67% / ~33%
Pre-tax implementation costs*	~$50		~$100		~$100	

**Implementation costs are one-time in nature and should be considered capital costs, though we do not plan to report them as notable items.*

22

FY2026 Outlook vs. 2025

	2025	2026 Outlook
Net interest income	$5,853MM	Up 10 to 12%
NIM	2.98%; 4Q 3.07%	Expect 4 to 5 bps sequential expansion per quarter, progressing towards ~3.25% in 4Q26
Loans	$142.7B spot	Spot loans up 3 to 5%
	$140.1B average	Average loans up 2.5 to 3.5%
Interest-earning assets	$197.0B average	Up 4 to 5%
Noninterest income	$2,394MM	Up 6 to 8% driven primarily by Capital Markets and Wealth
Noninterest expense	$5,311MM	Up ~4.5%; ~1.8% from Private Bank/Wealth buildout; ~0.2% from Reimagine the Bank; ~2.5% for the remainder of the bank
Net charge-offs	$684MM; 49 bps	Mid-to-high 30's bps; lower CRE losses, positive mix shift continues
CET1 ratio(1)	10.6%	10.5-10.6%; share repurchases of $700MM to $850MM dependent on market conditions and loan growth
Tax rate	21.3%	~22%

Full-year 2026 outlook commentary

- NII growth reflects strong NIM expansion and solid loan growth
- Expect 500+ bps of positive operating leverage in FY2026
- Expect Private Bank to grow strongly in FY2026
- Continued strong return of capital to shareholders
- Progressing well towards medium-term financial targets

Key 2026 economic and rate assumptions

- FY2026 average real GDP growth of ~2-2.5%, CPI of ~2.5% and unemployment rate of ~4.5%
- Fed funds approaching 3.00-3.25% by YE2026 with 25 bp rate cuts in June and September
- 10-year Treasury rate anchored around 4.25%
- Favorable capital markets backdrop

23

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 40.

FY2026 Expense outlook

2026 Expense growth attribution



~ 1.8%
~ 0.2%
~ 2.5%
~4.5%
Private Bank & Private Wealth
Reimagine the Bank
Remaining bank
Total CFG

Private Bank & Private Wealth expenses

$s in millions

Incremental expense growth impact of ~1.8% to total CFG



$279
~$60
~$40
~$380
Private Bank FY2025
Full-year impact of 2025 investments
Strategic investments/ other
Private Bank FY2026

Total CFG

$s in millions

Up ~4.5%



$5,311
~$5.5B
Total CFG FY2025
Total CFG FY2026

24

25 1Q26 outlook vs. 4Q25 See pages 41-43 for notes. 4Q25 1Q26 Outlook Net interest income $1,537MM ■ Stable; reflects day count impact of ~($22) million Noninterest income $620MM ■ Stable Noninterest expense $1,343MM ■ Up 2 to 2.5% reflecting seasonality Net charge-offs $155MM; 43 bps ■ Stable to slightly lower CET1 ratio(1) 10.6% ■ 10.5-10.6%; ~$300 million in share repurchases Tax rate 22.0% ■ ~22%

Medium-term financial targets

Medium-term financial targets

ROTCE[1]	~16-18%	*Expect to reach the target ROTCE range in 2H27*
CET1 ratio	~10.0-10.5%	
Dividend payout ratio	~35-40%	
Efficiency ratio[1]	Mid-50's %	

Key economic assumptions

- Real GDP growth averaging 2-2.5% annually over the medium term
- Unemployment rate centered around ~4.5% and inflation declining to 2-2.5% over the medium term
- Fed funds reaching terminal rate of 3.00-3.25% by YE2026 and remaining stable
- 10-year Treasury of ~4.5% by the end of 2027

26

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 40.

Meaningful NIM improvement over the medium term

Chart not to scale

Medium-term NIM target 3.30 to 3.50%

Factors supporting 3.30 to 3.50% NIM

- Swaps and Non-Core runoff
- Stable to improving balance sheet mix
- Fed funds terminal range of 2.75-3.75%
- Cumulative IBD beta of high 40's%



3.07%
4Q25
2026
2027
2.77%
+30 bps
3Q24

3.50% *Fed funds at or above 3.75% favors top end of range or above*

3.30% *Fed funds at or below 2.75% favors bottom of range or below*

Cumulative NIM impact from starting point 4Q25

In basis points

	4Q26	4Q27
Terminated swaps	+14	+18
Non-Core	+3	+5
Cumulative time-based NIM benefit vs. 4Q25	**+17**	**+23**
Fixed-rate asset repricing benefit	+3 to +4	+8 to +11
Asset sensitivity net of swaps/other impacts	-5 to 0	-8 to +9
Projected NIM range	**~3.22 to 3.28%**	**~3.30 to 3.50%**

+23 bps time-based NIM benefit 4Q25 to 4Q27

Net benefit 0 to +20 bps

Assumes 10-year treasury rate of ~4.15% gradually rising toward ~4.5% by the end of 2027

27

Medium-term ROTCE outlook[1]



Progression towards achievement of our ROTCE target
Reimagine the Bank benefits not incorporated
NIM expands to 3.30-3.50%
12.2%
~2.5%
~1%
~15-16%
~1-2%
~0.5%
~(0.5)%
16-18%
Time-based benefit
+ Active swaps
+ Fixed-rate repricing
- Underlying asset sensitivity
4Q25 ROTCE
Terminated swaps/ Non-Core
Business performance
Credit improvement
AOCI & other capital impacts
Medium-term ROTCE

- Significant ROTCE improvement driven by non rate-dependent terminated swaps amortization and Non-Core run off with capital and liquidity redeployed
- Positive contribution from fixed-rate asset repricing with a relatively neutral impact from underlying asset sensitivity, net of swaps
- Strong business performance across Consumer, Commercial and Private Bank will deliver positive operating leverage and earnings growth
- Credit improvement to low-to-mid 30's bps NCOs given current elevated CRE costs
- AOCI impacts reduce with time, partially offset by significant share repurchases
- Benefits from *Reimagine the Bank* will be additive to the performance

28

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 40.

29 ■ Track record of strong execution; excellence in our capabilities, highly competitive with mega-banks and peers ■ TOP 10 achieved ~$100 million pre-tax run-rate benefit as of year-end 2025; launched Reimagine the Bank (multi- year transformational program) that targets ~$450 million of pre-tax run-rate benefit by 4Q28 ■ Robust capital and liquidity position; further enhancing performance with balance sheet optimization ■ Credit allowance remains strong; credit metrics continue to trend favorably ■ Flexibility to support customers and invest while continuing to return capital to shareholders – Increased the quarterly common dividend by 9.5% to $0.46; total shareholder payout ratio of 80% in 2025 Citizens is an attractive investment opportunity Maintaining a robust balance sheet Citizens has transformed since IPO given sound strategy, capable and experienced leadership and a strong customer-focused culture Well positioned to deliver ~16 to 18% ROTCE in 2H27 given strategic initiatives and NII tailwinds ■ Transformed Consumer Bank with leading retail deposit franchise; well positioned in NYC Metro to gain market share; performance tracking well ■ Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy ■ Building premier Private Bank/Wealth franchise – Continued to make strong progress, contributing $0.10 to EPS in 4Q25 and a 7% earnings contribution in 2025 – Investing for growth while sustaining attractive 20-25% ROE(1) ■ Significant NII tailwind from Non-Core and swaps over the medium term; confident in target NIM range of ~3.30 to 3.50% ■ Execution of strategic initiatives, positive operating leverage, lower credit costs and share repurchases contribute to the improving ROTCE Continue to have a series of unique initiatives that will lead to relative medium-term outperformance See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 40.

Appendix ■ FY2025 Scorecard ■ FY2025 and 4Q25 Private Bank financial performance ■ Interest rate risk management ■ Non-Core portfolio and balance sheet optimization ■ Credit

31 FY2025 Scorecard FY24 Underlying outlook(1) FY24 Underlying results Net interest income Down 6-9% Noninterest income Up 6-9%, market dependent Noninterest expense Up ~1-1.5% Net charge-offs [$750MM]; 50 bps $748MM; 52 bps CET1 ratio(2) ~10.5% Tax rate ~21-22% 2025 Outlook 2025 Results Net interest income Up 3-5% Up 4% NIM FY2025 NIM of ~3.00% FY2025 NIM of 2.98%; 4Q25 NIM of 3.07% Loans Spot loans up low single digits driven by Private Bank and 2H25 Commercial activity; up mid single digits excluding Non-Core Average loans down ~2-3% reflecting 2H24 drop and continuing Non-Core run off Spot loans up 2.5%; up 6% excluding Non-Core Average loans down 1.8% Earning assets Down ~1% Down 1% Noninterest income(1) Up ~8-10% driven primarily by Capital Markets and Wealth Up 10.8% Noninterest expense(1) Up ~4%; up ~2.6% ex Private Bank & Private Wealth Up 4.6%; up 3% ex Private Bank & Private Wealth Net charge-off ratio ~$650MM-$700MM; high-40s bps; ACL likely to see releases over the course of the year $684MM; 49 bps CET1 ratio(2) 10.5-10.75%; share repurchases dependent on market conditions and loan growth 10.6%; repurchased $600 million of common stock Tax rate ~21% 21% ~ See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 40.

FY2025 and 4Q25 Private Bank financial performance

		Q/Q		Y/Y		Full Year		
							2025 vs. 2024	
$s in millions	4Q25	$/bps	%	$/bps	%	2025	$/bps	%
Net interest income	$118.3	$18.1	18%	$61.2	107%	$369.2	$227.9	161 %
Noninterest income	23.7	3.5	17	12.8	117	72.6	47.9	194
Total revenue	141.9	21.5	18	73.8	108	441.8	275.7	166
Noninterest Expense	85.7	12.7	17	25.3	42	279.0	84.2	43
Pre-provision profit	56.2	8.8	19	48.5	630	162.8	191.6	NM
Provision for credit losses	—	—	—	—	—	—	—	—
Income before income tax expense	56.2	8.8	19	48.5	630	162.8	191.6	NM
Income tax expense	14.2	2.2	18	12.2	610	41.2	48.6	NM
Net income	42.0	6.6	19	36.3	637	121.6	143.0	NM
Preferred dividends/other	—	—	—	—	—	—	—	—
Net income available to common stockholders	$42.0	$6.6	19	$36.3	637	$121.6	$143.0	NM
Contribution to total CFG Diluted EPS	$0.10	$0.02		$0.09		$0.28	$0.33	
$s in billions								
Interest-earning assets (spot)	$7.2	$1.3	22%	$4.1	131%	$7.2	$4.1	131 %
Loans (spot)	7.2	1.3	22	4.1	131	7.2	4.1	131
Deposits (spot)	14.5	2.0	16	7.5	108	14.5	7.5	108 %
Risk-weighted assets (spot)	7.6	1.2	19%	4.1	117%	7.6	4.1	117 %
Performance metrics:								
Efficiency ratio	60.4	(24) bps		NM		63.1	NM	
Noninterest income as a % of total revenue	16.7	(8) bps		62 bps		16.4	143 bps	
Client assets[1]								
Assets Under Management (AUM)[2]	$8.6	$1.0	13%	$3.9	83%	$8.6	$3.9	83%
Transactional assets[3]	1.4	—	—%	1.3	NM	1.4	1.3	NM
Total Private Bank client assets	$10.0	$1.0	11%	$5.2	109%	$10.0	$5.2	109%

- Private Bank achieved an ROE of 25%[4] for full-year 2025

32

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 40.

33 $26.3 $26.3 $29.8 $31.8 $29.9 $26.6 $25.7 $27.3 $3.7 $7.3 $8.4 $11.6 $13.5 $18.3 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 $28.6 $27.4 $22.2 $15.3 $5.9 $2.8 $13.0 $19.3 $15.1 2025 2026 2027 2028 2029 Interest rate risk management W.A. receive-fixed rate 3.1% 3.1% 3.2% 3.3% 3.4% 3.5% 3.5% 3.6% 3.2% 3.5% 3.6% 3.6% 3.7% Executed post 6/30/23 - - 4.0% 4.0% 3.9% 3.8% 3.8% 3.7% 4.0% 3.8% 3.7% 3.6% 3.7% Executed pre 6/30/23 3.1% 3.1% 3.1% 3.1% 3.2% 3.2% 3.2% 3.3% 3.1% 3.2% 3.4% 2.6% - NII impact from terminated swaps ($MM): In-period impact $(127) $(119) $(108) $(103) $(88) $(62) $(52) $(28) $(457) $(230) $(40) $(3) $0 Sequential benefit $9 $8 $11 $5 $15 $26 $10 $24 $36 $227 $190 $37 $3 Receive-fixed cash flow swaps (average notional in $ billions) ■ Slightly asset sensitive; approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve ■ Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity – Well hedged against lower rates through mid 2027 ■ Pay-fixed swaps against securities portfolio help protect capital by reducing AOCI volatility Receive-fixed swaps executed post 6/30/23 Receive-fixed swaps executed pre 6/30/23 (legacy) Fixed/floating-rate mix 10% 16% 74% Securities $43B 35% 21% 44% Loans $143B Fixed Fixed with hedges Floating Floating with hedges Commentary 15% 15% 70% 37% 16% 47% As of 12/31/25 (1) See pages 41-43 for notes.

34 $13.7 $6.9 $2.5 $2.0 $1.6 $1.3 $1.1 $0.3 $2.0 $3.4 $1.6 $1.2 $0.9 $0.6 $0.3 $— $10.4 $4.7 $3.3 $2.2 2Q23 4Q24 4Q25 1Q26 2Q26 3Q26 4Q26 4Q27 2023 2024 2025 2026 C&I $5.1 $2.0 $1.7 ~$1-$1.5 CRE $0.9 $1.9 $1.7 ~$1.5 Loan growth in 2026 to reflect less run-off from Non-Core and Commercial BSO Non-Core Dedicated structural funding Indirect auto Auto collateralized borrowings $s in billions ■ Originations focused on multi-product relationships with an attractive return profile, primarily on C&I, home equity and card ■ Non-Core loan portfolio of $2.5 billion has largely run off since its designation in 2Q23 at $13.7 billion; $1.4 billion expected to run off in 2026 ■ C&I BSO expected to start normalizing from elevated levels since 2023, in the range of $1 to $1.5 billion annually depending on maturities ■ CRE originations highly selective with the portfolio expected to decline by ~$1.5 billion in 2026, including strategic growth in the Private Bank See pages 41-43 for notes. Non-Core portfolio(1) progression Commentary Commercial balance sheet optimization impact diminishing Quarterly 2026 Education and other retail (purchased) $s in billions

35 $73.8B Commercial credit portfolio Commercial portfolio risk ratings(3) $s in billions 59% 62% 64% 16% 17% 16% 18% 15% 14% 7% 6% 6% 4Q24 3Q25 4Q25 B- and lower B+ to B BB+ to BB- AAA+ to BBB- $73.8 Highlights $72.5 $ Balances % of CFG C&I Finance and Insurance $ 17.2 12 % Capital call facilities $ 8.6 Private Credit Finance 4.0 Other Finance and Insurance* 4.6 Other Manufacturing 3.6 3 Technology 3.2 2 Accommodation and Food Services 2.0 1 Health, Pharma, Social Assistance 2.4 2 Professional, Scientific, and Technical Services 2.4 2 Wholesale Trade 2.6 2 Retail Trade 1.7 1 Other Services 2.4 2 Energy & Related 1.8 1 Rental and Leasing 1.3 1 Consumer Products Manufacturing 0.7 1 Administrative and Waste Management Services 1.5 1 Arts, Entertainment, and Recreation 1.7 1 Automotive 1.2 1 Other (1) 3.5 2 Total C&I $ 49.2 35 % CRE Multi-family $ 9.2 6 % Office 4.5 3 Credit tenant lease and life sciences(2) $ 2.1 Other general office 2.4 Industrial 2.4 2 Retail 2.7 2 Co-op 1.8 1 Data Center 0.7 1 Hospitality 0.3 — Other (1) 3.0 2 Total CRE $ 24.6 17 % Total Commercial loans & leases $ 73.8 52 % Total CFG $ 142.7 Diverse and granular portfolio ■ Disciplined capital allocation and risk appetite – Highly experienced leadership team – Focused client selection ■ C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality – ~82% of C&I portfolio is investment grade equivalent ■ Leveraged loans ~1.3% of total CFG loans, granular hold positions with an average outstanding of ~$10 million ■ CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection – CRE portfolio down $2.6 billion, or ~10% year-over-year, driven primarily by paydowns $69.8 See pages 41-43 for notes. $s in billions ■ [Non-depository financial institution (NDFI) balance under regulatory definition of [$15.9] billion; BBB- ratings equivalent]

36 Suburban Class C 3% CBD Class C 5% Suburban Class A 39% CBD Class A 13% Suburban Class B 29% CBD Class B 11% 49% 100% 100% 51% 69% 100% 84% 88% 100% 51% 49% 31% 100% 16% 12% New York, NY Washington, DC Los Angeles, CA Atlanta, GA Philadelphia, PA Chicago, IL Phoenix, AZ Dallas, TX Baltimore, MD Minneapolis, MN Suburban CBD NY 17.1% NJ 12.0% VA 9.0% CA 9.0% MD 7.3% TX 5.3% PA 5.3% IL 5.1% GA 4.5% AZ 3.7% OH 3.3% MN 3.2% MA 3.2% CO 2.8% WA 2.6% Other 6.6% Commercial Real Estate - General Office portfolio well diversified(1) $2.4B General Office by state Other NC FL VT MO DC UT MI CT RI NH $2.4B General Office class & location Outstanding *Manhattan is ~$150 million $ 641 284 166 108 103 92 89 87 84 77 $s in millions, as of 12/31/25 See pages 41-43 for notes. As of 12/31/25 As of 12/31/25 Commentary ■ General Office portfolio is well diversified geographically ■ 71% suburban, generally performing better than CBD properties ■ 92% Class A/B ■ Continue to work down the portfolio, reducing balance from $4.1 billion in 1Q23 to $2.4 billion in 4Q25, reflecting paydowns and charge-offs – Remaining exposure is well reserved with 10.8% coverage Top 10 General Office MSA breakdown *

$68.9B Retail credit portfolio

Retail portfolio[1]

As of 12/31/25
$s in billions


Other retail
Education - refinance
Education - in school
Auto
Home equity
Residential mortgage
$4.1
$5.3
$3.1
$2.3
$19.1
$35.0

High quality, diverse portfolio

Super-prime/prime*	Secured	Homeowners
~96%	~82%	~2/3
of retail portfolio > 680	of retail portfolio	of unsecured retail borrowers[3]

Improving retail portfolio mix


$73.0B
$68.9B
19%
19%
62%
4%
18%
78%
2Q23**
4Q25
Non-Core
(Auto & other indirect lending)
Core unsecured
(Education, Other retail)
Core real estate secured
(Mortgage, Home equity)

Retail portfolio FICOs[2]

$s in billions


$69.4
$68.4
$68.9
<640
640-679
680-739
740-799
800+
5%
4%
14%
31%
46%
5%
3%
14%
31%
47%
5%
3%
14%
31%
47%
4Q24
3Q25
4Q25

- Retail portfolio mix continues to improve with focus on high quality relationship lending
- Core real estate secured increased to 78% of the portfolio as Non-Core was reduced significantly from 19% to 4%
  - Mortgage: FICO ~790; weighted-average LTV of ~51%
  - Home equity: FICO ~765; ~29% secured by 1st lien
    - ~98% CLTV less than 80%; ~87% CLTV less than 70%
- Core unsecured relatively stable at 18% of the portfolio; targeting super-prime/high-prime relationship borrowers
  - Education: FICO ~785
    - In-school: ~98% co-signed
    - Refinance: ~40% have advanced degrees
  - Other retail: consists of card and Citizens Pay; target high quality borrowers; loss sharing in Citizens Pay

*Super-prime/prime defined as FICO of 680 or above at origination
**2Q23 represents the start of the Non-Core portfolio designation
See pages 41-43 for notes.

37

38 Allocation of allowance for credit losses by product type December 31, 2025 September 30, 2025 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 49,232 $676 1.37% $ 46,953 $641 1.36 % Commercial real estate 24,580 576 2.35 25,540 624 2.44 Total commercial 73,812 1,252 1.70 72,493 1,265 1.74 Residential mortgages 35,024 225 0.64 34,477 211 0.61 Home equity 19,069 166 0.87 18,415 161 0.87 Automobile 2,310 10 0.42 2,816 13 0.45 Education 8,416 267 3.18 8,556 275 3.22 Other retail 4,061 263 6.48 4,113 276 6.72 Total retail loans 68,880 931 1.35 68,377 936 1.37 Allowance for credit losses(2) $142,692 $2,183 1.53% $140,870 $2,201 1.56 % See pages 41-43 for notes.

39 Delinquency by product type December 31, 2025 (%) September 30, 2025 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.27% 0.13% 0.03% 0.01% 0.56% 99.30% 0.11% 0.02% 0.08% 0.49 % Commercial real estate 96.42 0.75 0.24 0.08 2.51 96.59 0.35 0.28 0.03 2.75 Total commercial 98.33 0.33 0.10 0.03 1.21 98.34 0.20 0.11 0.06 1.29 Residential mortgages(1) 98.64 0.27 0.13 0.40 0.56 98.77 0.23 0.12 0.33 0.55 Home equity 97.67 0.50 0.15 0.01 1.67 97.79 0.45 0.15 — 1.61 Automobile 95.37 2.55 0.87 — 1.21 95.95 2.20 0.75 — 1.10 Education 99.12 0.43 0.19 0.02 0.24 99.14 0.40 0.21 0.02 0.23 Other retail 97.44 0.86 0.57 — 1.13 97.50 0.78 0.53 — 1.19 Total retail 98.26 0.46 0.19 0.21 0.88 98.35 0.43 0.19 0.17 0.86 Total 98.29% 0.40% 0.14% 0.12% 1.05% 98.35% 0.31% 0.15% 0.11% 1.08 % See pages 41-43 for notes.

Notable items[1]

There are no notable items in 2025, as our intention going forward is to limit these to those items of greatest significance. Fourth quarter 2024 and full year 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. These notable items were excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	4Q25		3Q25		4Q24		FY 2025		FY 2024	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Salaries & benefits	$ —	$ —	$ —	$ —	$ (2)	$ (1)	$ —	$ —	$ (9)	$ (6)
Equipment and software	—	—	—	—	—	—	—	—	—	—
Outside services	—	—	—	—	—	—	—	—	(1)	(1)
Occupancy	—	—	—	—	—	—	—	—	—	—
Other expense	—	—	—	—	—	—	—	—	—	—
Noninterest expense	$ —	$ —	$ —	$ —	$ (2)	$ (1)	$ —	$ —	$ (10)	$ (7)
EPS Impact - Noninterest expense		$ —		$ —		$ —		$ —		$ (0.02)
Total Integration Costs	$ —	$ —	$ —	$ —	$ (2)	$ (1)	$ —	$ —	$ (10)	$ (7)
EPS Impact - Total Integration-related		$ —		$ —		$ —		$ —		$ (0.02)

Other notable items - TOP & Other	4Q25		3Q25		4Q24		FY 2025		FY 2024	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 7
Noninterest income	$ —	$ —	$ —	$ —	$ 10	$ 8	$ —	$ —	$ 15	$ 11
Salaries & benefits	$ —	$ —	$ —	$ —	$ (15)	$ (12)	$ —	$ —	$ (37)	$ (27)
Equipment and software	—	—	—	—	(3)	(2)	—	—	(17)	(13)
Outside services	—	—	—	—	(4)	(3)	—	—	(27)	(21)
Occupancy	—	—	—	—	(5)	(4)	—	—	(19)	(14)
FDIC Assessment[1]	—	—	—	—	9	6	—	—	(31)	(24)
Other expense	—	—	—	—	(4)	(3)	—	—	(15)	(10)
Noninterest expense	$ —	$ —	$ —	$ —	$ (22)	$ (18)	$ —	$ —	$ (146)	$ (109)
Total Other Notable Items	$ —	$ —	$ —	$ —	$ (12)	$ (10)	$ —	$ —	$ (131)	$ (91)
EPS Impact - Other Notable Items		$ —		$ —		$ (0.02)		$ —		$ (0.19)
Total Notable Items	$ —	$ —	$ —	$ —	$ (14)	$ (11)	$ —	$ —	$ (141)	$ (98)
Total EPS Impact		$ —		$ —		$ (0.02)		$ —		$ (0.21)

[1] The FDIC special assessment earnings per share impact is $0.01 and $(0.05) for fourth quarter 2024 and full year 2024 respectively.

40

See pages 41-43 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above.

41 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 4Q25 and FY2025 GAAP Summary 1) 3Q25 includes preferred stock early redemption costs of $5MM. 2) See general note a). Notes on slide 4 - 4Q25 and FY2025 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 4Q25 financial performance detail 1) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 2) At December 31, 2025, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 3) See general note a). 4) See general note d). Notes on slide 6 - 2025 financial performance detail 1) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 2) At December 31, 2025, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 3) 3Q25 includes preferred stock early redemption costs of $5MM. 4) See general note a). 5) See general note d). Notes on slide 7 - FY2025 and4Q25 Overview 1) See note on non-GAAP financial measures. 2) See general note d). 3) Represents Return on Regulatory Capital. See page 53 for details. Notes on slide 9 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 3) See above note on non-GAAP financial measures. See Notable Items slide 40 for more detail. Notes on slide 10 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 40 for more detail. Notes on slide 13 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures; Citizens stable deposits calculated using average Consumer deposits. 2) Includes branch-based checking with interest and savings. Notes on slide 15 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 16 - Strong capital position 1) See general note d). 2) See general note c). Notes on slide 17 - Transformed Consumer Bank 1) Mass affluent and above are retail households with the higher value of IXI or current month deposit/investment balances greater than or equal to $100K. For slide 18 - *AUM as of 9/30/2025. As Assets Under Management referenced above represents aggregated AUM [of the Private Bank] across our investment advisory affiliates.

42 Notes continued Notes on slide 18 - Best-positioned Commercial Bank 1) Reflects business unit results for Commercial Payments activities, including net interest income and fees. 2) Represents loan syndications; source: LSEG LPC Notes on slide 19 - Private Bank buildout - financial update 1) Represents Return on Regulatory Capital. See page 53 for details. 2) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represent assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 3) Assets Under Management referenced represents AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 4) Transactional assets referenced represents assets of Citizens Wealth Management, our Private Bank brokerage affiliate. Notes on slide 20 - Private Bank - building a sustainable, growing high-quality franchise 1) Represents Return on Regulatory Capital. See page 53 for details. 2) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represents assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 3) Assets Under Management referenced represent AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 4) Transactional assets referenced represent assets of Citizens Wealth Management, our Private Bank brokerage affiliate. Notes on slide 23 - FY2026 Outlook vs. 2025 1) See general note d). Notes on slide 25 - 1Q26 outlook vs. 4Q25 1) See general note d). Notes on slide 26 - Medium-term financial targets 1) See note on non-GAAP financial measures. Notes on slide 28 - Medium-term ROTCE outlook 1) See note on non-GAAP financial measures. Notes on slide 29 - Citizens is an attractive investment opportunity 1) Represents Return on Regulatory Capital. See page 53 for details. Notes on slide 31 - FY2025 Scorecard 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 32 - 4Q25 Private Bank financial performance 1) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represents assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 2) Assets Under Management referenced represent AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 3) Transactional assets referenced represent assets of Citizens Wealth Management, our Private Bank brokerage affiliate. 4) Represents Return on Regulatory Capital. See page 53 for details. Notes on slide 33 - Interest rate risk management 1) Represents fair value balances. Notes on slide 34 - Loan growth in 2026 to reflect less run-off from Non-Core and Commercial BSO 1) See general note c). Notes on slide 35 - $73.8B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 3) Reflects period end balances.

43 Notes continued Notes on slide 36 - Commercial Real Estate - General Office portfolio well diversified 1) See general note c). Notes on slide 37 - $68.9B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. 3) Estimated based on 2025 data. Source: Citizens Customer Intelligence Platform (CIP), Experian, Equifax, and Intercontinental Exchange. Notes on slide 38 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 39 - Delinquency by product type 1) 90+ days past due and accruing includes $141 million, $114 million,and $172 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2025, September 30, 2025, and December 31, 2024, respectively. Notes on slide 40 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS							FULL YEAR			
					4Q25 Change						2025 Change	
					3Q25		4Q24				2024	
		4Q25	3Q25	4Q24	$	%	$	%	2025	2024	$	%
Noninterest income, Underlying:												
Noninterest income (GAAP)	A	$620	$630	$574	($10)	(2%)	$46	8%	$2,394	$2,176	$218	10%
Less: Notable items		—	—	10	—	—	(10)	(100)	—	15	(15)	(100)
Noninterest income, Underlying (non-GAAP)	B	$620	$630	$564	($10)	(2%)	$56	10%	$2,394	$2,161	$233	11%
Total revenue, Underlying:												
Total revenue (GAAP)	C	$2,157	$2,118	$1,986	$39	2%	$171	9%	$8,247	$7,809	$438	6%
Less: Notable items		—	—	10	—	—	(10)	(100)	—	15	(15)	(100)
Total revenue, Underlying (non-GAAP)	D	$2,157	$2,118	$1,976	$39	2%	$181	9%	$8,247	$7,794	$453	6%
Noninterest expense, Underlying:												
Noninterest expense (GAAP)	E	$1,343	$1,335	$1,316	$8	1%	$27	2%	$5,311	$5,234	$77	1%
Less: Notable items		—	—	24	—	—	(24)	(100)	—	156	(156)	(100)
Noninterest expense, Underlying (non-GAAP)	F	$1,343	$1,335	$1,292	$8	1%	$51	4%	$5,311	$5,078	$233	5%
Pre-provision profit:												
Total revenue (GAAP)	C	$2,157	$2,118	$1,986	$39	2%	$171	9%	$8,247	$7,809	$438	6%
Less: Noninterest expense (GAAP)	E	1,343	1,335	1,316	8	1	27	2	5,311	5,234	77	1
Pre-provision profit (non-GAAP)		$814	$783	$670	$31	4%	$144	21%	$2,936	$2,575	$361	14%
Pre-provision profit, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$2,157	$2,118	$1,976	$39	2%	$181	9%	$8,247	$7,794	$453	6%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,343	1,335	1,292	8	1	51	4	5,311	5,078	233	5
Pre-provision profit, Underlying (non-GAAP)		$814	$783	$684	$31	4%	$130	19%	$2,936	$2,716	$220	8%
Income before income tax expense, Underlying:												
Income before income tax expense (GAAP)	G	$677	$629	$508	$48	8%	$169	33%	$2,328	$1,888	$440	23%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	—	(14)	—	—	14	100	—	(141)	141	100
Income before income tax expense, Underlying (non-GAAP)	H	$677	$629	$522	$48	8%	$155	30%	$2,328	$2,029	$299	15%
Income tax expense, Underlying:												
Income tax expense (GAAP)	I	$149	$135	$107	$14	10%	$42	39%	$497	$379	$118	31%
Less: Income tax expense (benefit) related to notable items		—	—	(3)	—	—	3	100	—	(43)	43	100
Income tax expense, Underlying (non-GAAP)	J	$149	$135	$110	$14	10%	$39	35%	$497	$422	$75	18%
Net income, Underlying:												
Net income (GAAP)	K	$528	$494	$401	$34	7%	$127	32%	$1,831	$1,509	$322	21%
Add: Notable items, net of income tax benefit		—	—	11	—	—	(11)	(100)	—	98	(98)	(100)
Net income, Underlying (non-GAAP)	L	$528	$494	$412	$34	7%	$116	28%	$1,831	$1,607	$224	14%
Net income available to common stockholders, Underlying:												
Net income available to common stockholders (GAAP)	M	$489	$457	$367	$32	7%	$122	33%	$1,688	$1,372	$316	23%
Add: Notable items, net of income tax benefit		—	—	11	—	—	(11)	(100)	—	98	(98)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	N	$489	$457	$378	$32	7%	$111	29%	$1,688	$1,470	$218	15%

44

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q25 Change						2025 Change	
					3Q25		4Q24				2024	
		4Q25	3Q25	4Q24	$/bps	%	$/bps	%	2025	2024	$/bps	%
Operating leverage:												
Total revenue (GAAP)	C	$2,157	$2,118	$1,986	$39	1.86%	$171	8.57%	$8,247	$7,809	$438	5.60%
Less: Noninterest expense (GAAP)	E	1,343	1,335	1,316	8	0.58	27	1.97	5,311	5,234	77	1.46
Operating leverage						1.28%		6.60%				4.14%
Operating leverage, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$2,157	$2,118	$1,976	$39	1.86%	$181	9.11%	$8,247	$7,794	$453	5.80%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,343	1,335	1,292	8	0.58	51	3.90	5,311	5,078	233	4.57
Operating leverage, Underlying (non-GAAP)						1.28%		5.21%				1.23%
Efficiency ratio and efficiency ratio, Underlying:												
Efficiency ratio	E/C	62.24 %	63.03%	66.27 %	(79) bps		(403) bps		64.40 %	67.03 %	(263) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	62.24	63.03	65.36	(79) bps		(312) bps		64.40	65.15	(75) bps	
Underlying:												
Effective income tax rate	I/G	22.03%	21.38%	21.04 %	65 bps		99 bps		21.34 %	20.06 %	128 bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	22.03	21.38	21.17	65 bps		86 bps		21.34	20.80	54 bps	
Return on average common equity and return on average common equity, Underlying:												
Average common equity (GAAP)	O	$23,823	$23,288	$22,009	$535	2%	$1,814	8%	$22,954	$21,881	$1,073	5%
Return on average common equity	M/O	8.16 %	7.77%	6.64 %	39 bps		152 bps		7.36 %	6.27 %	109 bps	
Return on average common equity, Underlying (non-GAAP)	N/O	8.16	7.77	6.84	39 bps		132 bps		7.36	6.72	64 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:												
Average common equity (GAAP)	O	$23,823	$23,288	$22,009	$535	2%	$1,814	8%	$22,954	$21,881	$1,073	5%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—	8,187	8,187	—	—
Less: Average other intangibles (GAAP)		120	126	136	(6)	(5)	(16)	(12)	131	143	(12)	(8)
Add: Average deferred tax liabilities related to goodwill (GAAP)		440	440	436	—	—	4	1	439	433	6	1
Average tangible common equity (non-GAAP)	P	$15,956	$15,415	$14,122	$541	4%	$1,834	13%	$15,075	$13,984	$1,091	8%
Return on average tangible common equity (non-GAAP)	M/P	12.18 %	11.75%	10.36 %	43 bps		182 bps		11.20 %	9.81 %	139 bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	12.18	11.75	10.66	43 bps		152 bps		11.20	10.51	69 bps	
Return on average total assets and return on average total assets, Underlying:												
Average total assets (GAAP)	Q	$221,242	$219,117	$217,548	$2,125	1%	$3,694	2%	$218,597	$219,024	($427)	—%
Return on average total assets	K/Q	0.95 %	0.90%	0.73 %	5 bps		22 bps		0.84 %	0.69 %	15 bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.95	0.90	0.75	5 bps		20 bps		0.84	0.73	11 bps	

45

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS							FULL YEAR			
					4Q25 Change						2025 Change	
					3Q25		4Q24				2024	
		4Q25	3Q25	4Q24	$/bps	%	$/bps	%	2025	2024	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:												
Average total assets (GAAP)	Q	$221,242	$219,117	$217,548	$2,125	1%	$3,694	2%	$218,597	$219,024	($427)	—%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—	8,187	8,187	—	—
Less: Average other intangibles (GAAP)		120	126	136	(6)	(5)	(16)	(12)	131	143	(12)	(8)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	436	—	—	4	1	439	433	6	1
Average tangible assets (non-GAAP)	R	$213,375	$211,244	$209,661	$2,131	1%	$3,714	2%	$210,718	$211,127	($409)	—%
Return on average total tangible assets (non-GAAP)	K/R	0.98 %	0.93%	0.76 %	5 bps		22 bps		0.87 %	0.71 %	16 bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.98	0.93	0.78	5 bps		20 bps		0.87	0.76	11 bps	
Book value per common share and tangible book value per common share:												
Common shares - at period-end (GAAP)	S	429,242,174	431,453,142	440,543,381	(2,210,968)	(1%)	(11,301,207)	(3%)	429,242,174	440,543,381	(11,301,207)	(3%)
Common stockholders' equity (GAAP)	T	$24,206	$23,718	$22,141	$488	2	$2,065	9	$24,206	$22,141	$2,065	9
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—	8,187	8,187	—	—
Less: Other intangible assets (GAAP)		115	123	146	(8)	(7)	(31)	(21)	115	146	(31)	(21)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	440	438	(3)	(1)	(1)	—	437	438	(1)	—
Tangible common equity (non-GAAP)	U	$16,341	$15,848	$14,246	$493	3%	$2,095	15%	$16,341	$14,246	$2,095	15%
Book value per common share (GAAP)	T/S	$56.39	$54.97	$50.26	$1.42	3%	$6.13	12%	$56.39	$50.26	$6.13	12%
Tangible book value per common share (non-GAAP)	U/S	$38.07	$36.73	$32.34	$1.34	4%	$5.73	18%	$38.07	$32.34	$5.73	18%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:												
Average common shares outstanding - basic (GAAP)	V	429,483,110	431,365,552	440,802,738	(1,882,442)	—%	(11,319,628)	(3%)	433,173,162	450,678,038	(17,504,876)	(4%)
Average common shares outstanding - diluted (GAAP)	W	434,077,960	435,472,350	444,836,786	(1,394,390)	—	(10,758,826)	(2)	436,890,731	453,510,245	(16,619,514)	(4)
Net income per average common share - basic (GAAP)	M/V	$1.14	$1.06	$0.83	$0.08	8	$0.31	37	$3.90	$3.05	$0.85	28
Net income per average common share - diluted (GAAP)	M/W	1.13	1.05	0.83	0.08	8	0.30	36	3.86	3.03	0.83	27
Net income per average common share - basic, Underlying (non-GAAP)	N/V	1.14	1.06	0.86	0.08	8	0.28	33	3.90	3.26	0.64	20
Net income per average common share - diluted, Underlying (non-GAAP)	N/W	1.13	1.05	0.85	0.08	8	0.28	33	3.86	3.24	0.62	19
Dividend payout ratio and dividend payout ratio, Underlying:												
Cash dividends declared and paid per common share	X	$0.46	$0.42	$0.42	$0.04	10%	$0.04	10%	$1.72	$1.68	$0.04	2
Dividend payout ratio	X/(M/V)	40 %	40 %	51 %	73 bps		(1,025) bps		44 %	55 %	(1,098) bps	
Dividend payout ratio, Underlying (non-GAAP)	X/(N/V)	40	40	49	73 bps		(865) bps		44	52	(800) bps	

46

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS							FULL YEAR			
					4Q25 Change						2025 Change	
		4Q25	3Q25	4Q24	3Q25		4Q24		2025	2024	2024	
					$/bps	%	$/bps	%			$/bps	%
Common equity ratio and tangible common equity ratio:												
Total assets (GAAP)	Y	$226,351	$222,747	$217,521	$3,604	2	$8,830	4%	$226,351	$217,521	$8,830	4%
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—	8,187	8,187	—	—
Less: Other intangible assets (GAAP)		115	123	146	(8)	(7)	(31)	(21)	115	146	(31)	(21)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	440	438	(3)	(1)	(1)	—	437	438	(1)	—
Tangible assets (non-GAAP)	Z	$218,486	$214,877	$209,626	$3,609	2%	$8,860	4%	$218,486	$209,626	$8,860	4%
Common equity ratio (GAAP)	T/Y	10.7 %	10.6 %	10.2 %	4 bps		51 bps		10.7 %	10.2 %	51 bps	
Tangible common equity ratio (non-GAAP)	U/Z	7.5	7.4	6.8	10 bps		70 bps		7.5	6.8	70 bps	
Net interest income and net interest margin on an FTE basis:												
Net interest income (annualized) (GAAP)	AA	$6,098	$5,902	$5,620	$196	3%	$478	9%	$5,853	$5,633	$220	4%
Average interest-earning assets (GAAP)	BB	199,167	197,598	196,613	1,569	1	2,554	1	197,048	198,072	(1,024)	(1)
Net interest margin (GAAP)	AA/BB	3.06 %	2.99%	2.86%	7 bps		20 bps		2.97%	2.84%	13 bps	
Net interest income (GAAP)		$1,537	$1,488	$1,412	$49	3%	$125	9%	$5,853	$5,633	$220	4%
FTE adjustment		4	4	4	—	—	—	—	16	17	(1)	(6)
Net interest income on an FTE basis (non-GAAP)		1,541	1,492	1,416	49	3	125	9	5,869	5,650	219	4
Net interest income on an FTE basis (annualized) (non-GAAP)	CC	6,112	5,919	5,637	194	3	475	8	5,869	5,650	219	4
Net interest margin on an FTE basis (non-GAAP)	CC/BB	3.07 %	3.00%	2.87%	7 bps		20 bps		2.98%	2.85%	13 bps	

47

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data	QUARTERLY TRENDS							FULL YEAR			
				4Q25 Change						2025 Change	
				3Q25		4Q24				2024	
	4Q25	3Q25	4Q24	$/bps	%	$/bps	%	2025	2024	$/bps	%
Card fees, Underlying:											
Card fees (GAAP)	$86	$87	$97	($1)	(1%)	($11)	(11%)	$346	$368	($22)	(6%)
Less: Notable items	—	—	11	—	—	(11)	(100)	—	24	(24)	(100)
Card fees, Underlying (non-GAAP)	$86	$87	$86	($1)	(1%)	$—	—%	$346	$344	$2	1%
Other income, Underlying:											
Other income (GAAP)	$42	$31	$28	$11	35%	$14	50%	$136	$79	$57	72%
Less: Notable items	—	—	(1)	—	—	1	100	—	(9)	9	100
Other income, Underlying (non-GAAP)	$42	$31	$29	$11	35%	$13	45%	$136	$88	$48	55%
Salaries and employee benefits, Underlying:											
Salaries and employee benefits (GAAP)	$716	$705	$674	$11	2%	$42	6%	$2,798	$2,657	$141	5%
Less: Notable items	—	—	17	—	—	(17)	(100)	—	46	(46)	(100)
Salaries and employee benefits, Underlying (non-GAAP)	$716	$705	$657	$11	2%	$59	9%	$2,798	$2,611	$187	7%
Equipment and software, Underlying:											
Equipment and software (GAAP)	$199	$197	$193	$2	1%	$6	3%	$783	$769	$14	2%
Less: Notable items	—	—	3	—	—	(3)	(100)	—	17	(17)	(100)
Equipment and software, Underlying (non-GAAP)	$199	$197	$190	$2	1%	$9	5%	$783	$752	$31	4%
Outside services, Underlying:											
Outside services (GAAP)	$148	$161	$170	($13)	(8%)	($22)	(13%)	$633	$639	($6)	(1%)
Less: Notable items	—	—	4	—	—	(4)	(100)	—	28	(28)	(100)
Outside services, Underlying (non-GAAP)	$148	$161	$166	($13)	(8%)	($18)	(11%)	$633	$611	$22	4%
Occupancy, Underlying:											
Occupancy (GAAP)	$109	$106	$112	$3	3%	($3)	(3%)	$435	$447	($12)	(3%)
Less: Notable items	—	—	5	—	—	(5)	(100)	—	19	(19)	(100)
Occupancy, Underlying (non-GAAP)	$109	$106	$107	$3	3%	$2	2%	$435	$428	$7	2%
Other operating expense, Underlying:											
Other operating expense (GAAP)	$171	$166	$167	$5	3%	$4	2%	$662	$722	($60)	(8%)
Less: Notable items	—	—	(5)	—	—	5	100	—	46	(46)	(100)
Other operating expense, Underlying (non-GAAP)	$171	$166	$172	$5	3%	($1)	(1%)	$662	$676	($14)	(2%)

48

49 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 2Q25 1Q25 Noninterest income, Underlying: Noninterest income (GAAP) A $600 $544 Less: Notable items — — Noninterest income, Underlying (non-GAAP) B $600 $544 Total revenue, Underlying: Total revenue (GAAP) C $2,037 $1,935 Less: Notable items — — Total revenue, Underlying (non-GAAP) D $2,037 $1,935 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,319 $1,314 Less: Notable items — — Noninterest expense, Underlying (non-GAAP) F $1,319 $1,314 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 64.8% 67.9% Efficiency ratio, Underlying (non-GAAP) F/D 64.8 67.9

50 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal QUARTERLY TRENDS 4Q25 3Q25 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,240 $ 18,046 Less: AFS securities - AOCI 922 1,060 HTM securities - AOCI(1) 681 700 DTA for AFS/HTM securities 33 30 Pension 249 294 DTA for Pension 4 4 CET 1 capital adjusted for AOCI opt-out removal A $16,351 $15,958 Risk-weighted assets 171,493 168,932 Less: HTM securities - AOCI 117 121 AFS securities - AOCI 149 167 DTA for AFS/HTM securities (1,276) (1,422) Pension 249 294 DTA for Pension (215) (260) Risk-weighted assets adjusted for AOCI opt-out removal B $172,469 $170,032 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.5% 9.4% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

51 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 4Q25 Change 4Q25 3Q25 4Q24 3Q25 4Q24 $/bps % $/bps % Total Retail loans - at period-end $68,880 $68,377 $69,427 $503 1% ($547) (1%) Less: Non-core retail loans - at period-end 2,460 2,972 6,942 (512) (17) (4,483) (65) Less: Private bank retail loans - at period-end 2,289 1,749 898 540 31 1,391 155 Total Retail loans excluding Private Bank and non-core - at period-end $64,131 $63,656 $61,587 $475 1% $2,544 4% Total Commercial loans - at period-end $73,812 $72,493 $69,776 $1,319 2% $4,036 6% Less: Private bank commercial loans - at period-end $4,875 $4,189 $2,228 $686 16 $2,647 119 Total Commercial loans excluding Private Bank - at period-end $68,937 $68,304 $67,548 $633 1% $1,389 2% $s in millions, except share, per share and ratio data

52 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data 4Q25 2025 Net income available to common stockholders excluding Private Bank & Non-Core, Underlying: Net income available to common stockholders (GAAP) A $489 $1,688 Less: Non-Core Net income available to common stockholders, (GAAP) (11) (90) Net income available to common stockholders excluding Non-Core, Underlying (non-GAAP) B $500 $1,778 Less: Private Bank Net income available to common stockholders (GAAP) 42 122 Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) C $458 $1,656 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $23,823 $22,954 Less: Average goodwill (GAAP) 8,187 8,187 Less: Average other intangibles (GAAP) 120 131 Add: Average deferred tax liabilities related to goodwill (GAAP) 440 439 Average tangible common equity (non-GAAP) D $15,956 $15,075 Return on average tangible common equity excluding Non-Core, Underlying (non-GAAP) B/D 12.4% 11.8 % Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) C/D 11.4% 11.0% 52

53 Non-GAAP financial measures and reconciliations - Private Bank Return on Regulatory Capital $s in millions, except share, per share and ratio data 2025 Net income available to common stockholders: Private Bank Net income available to common stockholders, (GAAP) A $122 Regulatory Capital: Private Bank Average Risk Weighted Assets (1) B $4,889 CFG Capital Allocation Rate (2) C 10.0 % Private Bank Regulatory Capital D=B*C $489 Private Bank Return on Regulatory Capital A/D 25% (1) RWA is based on the Basel III standardized approach. (2) Capital allocation rate is management-defined for internal performance evaluation. It is not based on GAAP.